Exhibit 10.8

THIRD AMENDMENT TO EMPLOYMENT AGREEMENT

This THIRD AMENDMENT TO EMPLOYMENT AGREEMENT, dated as of November 5, 2004 (this “Amendment”), is entered into by and between IOWA TELECOMMUNICATIONS SERVICES, INC., an Iowa corporation (“ITS”) with its principal place of business in Newton, Iowa, and ALAN L. WELLS, an Iowa resident (“Wells”).

WITNESSETH:

WHEREAS, ITS and Wells have entered into an Employment Agreement, dated September 27, 1999, as amended January 1, 2000 and as further amended June 29, 2000 (such Employment Agreement, as so amended, the “Agreement”); and

WHEREAS, ITS and Wells desire to further amend the Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, ITS and Wells hereby agree as follows:

1. Definitions. Capitalized terms used herein without definition are used as defined in the Agreement.

2. Amendment to Section 2 of the Agreement. The first sentence of Section 2 of the Agreement is hereby amended to read in its entirety as follows: “Wells shall serve as the President and Chief Executive Officer (“President/CEO”) of ITS.” All references in the Agreement to “President/COO” are hereby amended to read “President/CEO.”

3. Amendment to Section 3 of the Agreement.

(a) Section 3.a of the Agreement is hereby amended to read in its entirety as follows: “An annual base salary of not less than $280,000 (“Base Salary”) payable bi-weekly or semi-monthly.”

(b) The first sentence of Section 3.c. of the Agreement is hereby amended to read in its entirety as follows: “A short-term bonus of up to 55% of annual base compensation upon Wells’ attainment of performance goals as established by the ITS Board of Directors in its sole discretion.”

4. Amendment to Section 8 of the Agreement.

(a) The first paragraph of Section 8 of the Agreement is hereby amended in its entirety to read as follows: “If: (i) Wells’ Severance has occurred; (ii) Wells ceases to be an employee of ITS within thirteen (13) months following a Change of Control in ITS during the term of this Agreement; or (iii) as of December 31, 2005 Wells and ITS have not entered into a new employment agreement (which may take the form of an amendment or an amendment and restatement of the Agreement) (the “New Agreement”) and on September 30, 2005 Wells gives notice to the ITS Board of Directors that for such reason he is resigning from his employment with the Company; then, in any such case, Wells shall be paid his Base Salary for twenty-four (24) months from the date of such Severance, cessation of employment or resignation, grossed up for any taxes that may be payable under Section 280G of the Internal Revenue Code, if applicable, and shall be provided with COBRA coverage during such period of twenty-four (24) months.”

(b) Section 8 of the Agreement is hereby further amended by adding the following sentence at the end of Section 8.b: “Notwithstanding the preceding clause (iii), the parties agree that for purposes of this Agreement the Initial Public Offering shall not constitute a Change of Control.” The term “Initial Public Offering” shall have the meaning set forth in Section 6 of this Amendment.

5. Addition to the Agreement of New Section 19. There is hereby added to the Agreement a new Section 19, to read as follows:

“19. Negotiation of New Employment Agreement.

(a) The parties agree that, as promptly as practicable following the closing of the Initial Public Offering, ITS and Wells will commence and carry out good faith negotiations regarding the terms of the New Agreement with the mutual goal of entering into such new agreement by March 31, 2005. In connection with such negotiations, the Compensation Committee of the ITS Board of Directors will conduct a review (the “Market Review”), with the assistance of an independent compensation consulting firm or similar third-party executive compensation expert to be selected by the Compensation Committee

(the “Consultant”), of current levels of compensation paid to chief executive officers of such other corporations as the Compensation Committee and the Consultant may deem relevant, for purposes of assisting the parties in their consideration of possible terms for the New Agreement.

(b) The parties intend that the New Agreement will be a multi-year employment agreement designed to provide Wells with long-term compensation incentives consistent with the dividend policy adopted by the Board of Directors in connection with the Initial Public Offering and information gathered in the course of the Market Review. The parties acknowledge that the Market Review, and any recommendations that may be made by the Consultant in connection therewith, are solely for informational purposes and that any final terms of the New Agreement will be subject to the approval of both Wells and the ITS Board of Directors.”

6. Effective Date. This Amendment will take effect immediately upon the closing of the initial public offering proposed to be effected by ITS pursuant to the Registration Statement on Form S-1 (registration no. 333-114349) filed by ITS with the Securities and Exchange Commission on April 8, 2004, as subsequently amended (the “Initial Public Offering”).

7. Miscellaneous. Except as expressly amended and modified hereby, the Agreement is hereby reaffirmed and remains in full force and effect. The headings contained in this Amendment are for reference purposes only and shall not affect in any way the meaning or interpretation of this Amendment. This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. This Amendment shall be governed by the laws of the State of Iowa.

IN WITNESS WHEREOF, this Amendment has been duly executed by the parties hereto as of the date first above written.

IOWA TELECOMMUNICATIONS SERVICES, INC.

By:	/s/ BRIAN P. FRIEDMAN
Name:	Brian P. Friedman
Title:	Director

/s/ ALAN L. WELLS
ALAN L. WELLS